As filed with the Securities and Exchange Commission on June 9, 1997
                                                     Registration No. 333-_____
==================================================

                    SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C.  20549
                                        -------------------------
                                            FORM S-8
                            REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                                         -----------------------
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
           (Exact name of registrant as specified in its charter)

                Delaware                                            11-2534306
(State or other jurisdiction of	                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

                  1101 Pennsylvania Avenue, N.W., Suite 1010,
                                 Washington, D.C. 20004
       (Address of principal executive offices including zip code)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                 DEFERRED COMPENSATION PLAN
                             (Full title of the plan)

                               Bernard A. Girod
                                     President
          1101 Pennsylvania Avenue, N.W., Suite 1010
                        Washington, D.C. 20004
            (Name and address of agent for service)

                               (202) 393-1101
(Telephone number, including area code, of agent for service)

               CALCULATION OF REGISTRATION FEE
==================================================
    TITLE OF                                 PROPOSED          PROPOSED      AMOUNT OF
 SECURITIES      AMOUNT        MAXIMUM          MAXIMUM   REGISTRATION
      TO BE               TO BE       OFFERING PRICE    AGGREGATE         FEE
REGISTERED  REGISTERED   PER INTEREST   OFFERING PRICE(1)
-----------------------------------------------------------------------------------------------------
Plan                      $4,000,000                 100%               $4,000,000            $1,212.12
Interests(2)
==========================================================

(1)  Estimated solely for the purpose of determining the registration fee.

(2) The Plan Interests being registered are unsecured obligations of Harman International Industries, Incorporated to pay deferred compensation in the future in accordance with the terms of the Harman International Industries, Incorporated Deferred Compensation Plan.

PART II.

Item 3.	Incorporation of Documents by Reference.

     The following documents filed by Harman International Industries, Incorporated (the "Company") with the Securities and Exchange
Commission are incorporated herein by reference:

     (1)  Annual Report on Form 10-K for the fiscal year ended
            June 30, 1996, filed on September 13, 1996;

     (2) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, filed on November 7, 1996;

     (3) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996, filed on February 7, 1997;

     (4) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed on May 12, 1997;

     (5)  Current Report on Form 8-K filed on March 17, 1997; and

     (6)  Current Report on Form 8-K filed on April 3, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of
1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
Statement.

Item 6.	Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation (the "Certificate") provides, as do the charters of many other publicly held companies, that the personal liability of directors of the Company to the Company or its stockholders for acts or omissions in the performance of their duties as directors is eliminated to the maximum extent permitted by Delaware law.

These provisions of the Certificate protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Certificate absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives an improper personal benefit. The Certificate also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     In addition, the Company's Bylaws provides that directors, officers, employees and agents of the Company (or persons serving at the request of the Company as a director, officer, employee or agent for another entity) shall be indemnified, including provision for advancement of expenses by the Company, to the full extent permitted by Delaware law.
 Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

Item 8.	Exhibits.

     4       Harman International Industries, Incorporated
              Deferred Compensation Plan

     5       Opinion of Counsel

     23.1  Consent of Independent Auditors

     23.2  Consent of Counsel (included in Exhibit 5)

     24     Power of Attorney (set forth at page II-6 of this
              Registration Statement)

Item 9.	Undertakings.

	(a)	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or
		sales are being made, a post-effective amendment to this registration statement:

			(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

			(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

			(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

		(2)	That, for the purpose of determining any liability
		under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a
		post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

		(b)	The undersigned registrant hereby undertakes
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(c)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northridge, State of California, on this 6th day of June, 1997.

                                             HARMAN INTERNATIONAL
                                             INDUSTRIES, INCORPORATED
                                             (Registrant)

                                                     /s/ Bernard A. Girod
                                                    --------------------------
                                             By:   Bernard A. Girod
                                                     President, Chief Operating
                                                     Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, the Company, as administrator of the Harman International Industries, Incorporated Deferred Compensation Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authored, in the City of Northridge, State of California, on this 6th day of June, 1997.

                               HARMAN INTERNATIONAL INDUSTRIES,
                               INCORPORATED DEFERRED COMPENSATION
                               PLAN
                               (Plan)

                                        /s/ Frank Meredith
                                      -------------------------
                               By:  Frank Meredith
                                       Vice President - Finance and
                                       Administration and Chief
                                       Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the directors and officers of the Company whose signatures are set forth below hereby (1) constitutes and appoints Dr. Sidney Harman and Mr. Bernard A. Girod, jointly and severally, as his or her agent and attorney-in-fact with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities any and all (i) amendments, including post-effective amendments, to this Registration Statement and any and all exhibits thereto and (ii) other documents to be filed with the Securities and Exchange Commission with respect to the securities covered by this Registration Statement and (b) do and perform any and all other lawful acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all lawful actions that may be taken pursuant hereto by either or both of the above-named agents and attorneys-in-fact or their substitutes.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

         Signature                                            Title                                         Date
         ------------                                           ------                                         ------
/s/ Sidney Harman
------------------------------               Chairman of the Board                    June 6, 1997
Sidney Harman                               and Chief Executive
                                                        Officer (Principal
                                                        Executive Officer)


/s/ Frank Meredith
------------------------------                Vice President -                              June 6, 1997
Frank Meredith                                Finance and Administration
                                                         and Chief Financial Officer
                                                        (Principal Accounting
                                                         Officer)


/s/ Bernard A. Girod
------------------------------                 Director, President,                        June 6, 1997
Bernard A. Girod                             Chief Operating
                                                         Officer and Secretary






						II-6


/s/ Shirley M. Hufstedler
------------------------------                 Director                                          June 6, 1997
Shirley M. Hufstedler



/s/ Edward H. Meyer
------------------------------                 Director                                          June 6, 1997
Edward H. Meyer



/s/ Ann McLaughlin
------------------------------                 Director                                          June 6, 1997
Ann McLaughlin
































						II-7


                                EXHIBIT INDEX



Exhibit
Number                        Exhibit Description



4                     Harman International Industries, Incorporated
                       Deferred Compensation Plan


5                     Opinion of Counsel


23.1                Consent of Independent Auditors


23.2                Consent of Counsel
                       (included in Exhibit 5)


24                    Power of Attorney
                       (set forth at page II-6 of
                        this Registration Statement)
















